                                                                  EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Brown-Forman Corporation of our report dated May 26, 1999 relating to our audits of the consolidated financial statements and financial statement schedule of Brown-Forman Corporation as of April 30, 1999, 1998, and 1997, and for the years ended April 30, 1999, 1998, and 1997, which report is included in the Company's Annual Report on Form 10-K filed July 21, 1999.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
October 13, 1999